UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 30, 2021
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Nuverra Environmental Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-33816	26-0287117
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11111 Katy Freeway, Suite 1006, Houston, TX 77079
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (602) 903-7802
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	NES	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of August 30, 2021 (the “Effective Date”) , the Board of Directors of Nuverra Environmental Solutions, Inc. (the “Company”) appointed Charles K. Thompson to serve as the Chief Executive Officer of the Company. The Company’s previous Chief Executive Officer, Patrick L. Bond, has left the Company to pursue other opportunities.

Mr. Thompson is Chairman of the Board of Directors of the Company and previously served as Chief Executive Officer from March 2, 2018 through April 20, 2021. A description of Mr. Thompson’s business experience is contained in the definitive Proxy Statement for the 2021 Annual Meeting of Stockholders filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 17, 2021.

Mr. Thompson will receive an annual base salary of $300,000, commencing as of the Effective Date. Any annual cash retainer or equity-based compensation that Mr. Thompson would be entitled to receive for serving as a non-employee member of the Board of Directors of the Company will be suspended commencing as of the Effective Date. See the Current Report on Form 8-K dated April 21, 2021 and filed by the Company with the SEC for a description of the Transition Agreement dated April 21, 2021 between Mr. Thompson and the Company relating to his previous service as Chief Executive Officer.

There are no (i) family relationships, as defined in Item 401 of Regulation S-K, between Mr. Thompson and any of the Company’s executive officers or directors, or any person nominated to become a director or executive officer, (ii) arrangements or understandings between Mr. Thompson and any other person pursuant to which Mr. Thompson was appointed as Chief Executive Officer of the Company, or (iii) transactions in which Mr. Thompson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Bond’s departure, and as contemplated by the Employment Agreement dated as of April 21, 2021 (the “Bond Employment Agreement”) between Mr. Bond and the Company, the parties have entered into a Release Agreement that contains, among other things, a mutual release of claims between the Company and Mr. Bond, and pursuant to which Mr. Bond will receive the following payments and other benefits: (i) a lump sum payment, to be paid within sixty (60) days following the last day of employment, equal to eight (8) months of Mr. Bond’s base salary, plus twelve (12) months of COBRA premiums under the Company’s group health, dental and vision plans based on Mr. Bond’s current coverage status; and (ii) the issuance of 105,263 fully vested time-based restricted stock units as specified in the offer letter issued to Mr. Bond at the commencement of his employment. The Release Agreement also provides for the reaffirmation by Mr. Bond of certain post-employment restrictive covenants for a period of eight (8) months following his employment end date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC.

Date: September 3, 2021	By:	/s/ Joseph M. Crabb
	Name:	Joseph M. Crabb
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary